UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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AMERICAN DEFENSE SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

ARMOR TECHNOLOGIES LLC

DALE S. SCALES

JOHN JODLOWSKI

JOWCO LLC

FRANK A. BEDNARZ

HAROLD WROBEL

MARK WAYNER

EMI WAYNER

JOE VAN HECKE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January     , 2012

General Alfred M. Gray, Chairman of the

            Board of Directors and Acting Chief Executive Officer

Stephen R. Seiter, Director

Pasquale J. D’Amuro, Director

Victor F. Trizzino, Director

American Defense Systems, Inc.

420 Lillington Parkway

Lillington, North Carolina 27546

Gentlemen:

Please be advised that the undersigned stockholders of American Defense Systems, Inc. (the “Company”), comprising greater than 50% of the voting power of the Company based on 54,987,192 shares of Company common stock outstanding as of December 1, 2011, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders filed under the cover of Schedule 14A with the Securities and Exchange Commission on December 9, 2011, hereby request that the Company call a special meeting of stockholders for the following purposes:

1.	To remove all of the existing directors serving on the Board of Directors for cause;
2.	To elect the following director nominees: (i) Dale S. Scales as a Class III director to serve until the 2014 Annual Meeting of Stockholders; (ii) A. Christopher Johnson as a Class II director to serve until the 2013 Annual Meeting of Stockholders; and (iii) Robert Gordon Windesheim as a Class I director to serve until the 2012 Annual Meeting of Stockholders;
3.	To adopt a stockholder resolution requesting that the Board of Directors reduce the size of the Board of Directors to three members;
4.	To adopt a stockholder resolution requesting that the Board of Directors amend the Company’s Third Amended and Restated Certificate of Incorporation to declassify the Board of Directors;
5.	To adopt a stockholder resolution requesting that the Board of Directors amend the Company’s Third Amended and Restated Certificate of Incorporation to remove Article VII thereof in its entirety; and
6.	To amend the Company’s Amended and Restated Bylaws to declassify the Board.

The undersigned stockholders request that such meeting be held no earlier than February 15, 2012 and no later than March 15, 2012.

The above request is being made pursuant to Section 1.2 of the Company’s Amended and Restated Bylaws as they were in existence on January 6, 2012. The undersigned stockholders are aware of your recent action on January 9, 2012 purportedly amending Section 1.2 to remove the ability of stockholders holding at least a majority of the Company’s voting power from requesting that the Company call a special meeting. The undersigned stockholders respectfully submit that such action was an unreasonable response to the filing by Armor Technologies LLC, et al., of a Schedule 13D on January 6, 2012, which Schedule 13D indicated the filing persons’

intention to call a special meeting of the stockholders of the Company, to remove the current Board of Directors of the Company, to appoint new representatives to the Board of Directors, to amend the Company’s certificate of incorporation and bylaws, including the “anti-takeover provisions” thereof to enable the foregoing, to solicit proxies, written requests or written consents to effect the foregoing, and for the purpose of taking all other actions necessary to achieve the foregoing.

We believe that the bylaw amendment was an improper, retaliatory action designed to entrench the current Board of Directors and strongly request the Board repeal such provision and call the special meeting requested above. Should the Board of Directors refuse to repeal the amendment and call the special meeting, the undersigned stockholders will pursue all remedies available to them, up to and including legal recourse in the Delaware courts.

Please direct any and all oral or written correspondence related to this request to Dale S. Scales, who can be reached at 11010 Lake Grove Blvd. Suite 100, #408, Morrisville, North Carolina 27560, 919-389-8321 (telephone) or 919-379-1091 (facsimile).

[signatures on the following pages]

[Signature page to January     , 2012

Stockholder Letter to American Defense Systems Inc. Board of Directors]

Respectfully submitted,

Stockholder Name:

Signature:

Number of Shares Held:

Percentage Held (based on 54,987,192 shares outstanding): %

IMPORTANT NOTICE TO STOCKHOLDERS SIGNING THIS LETTER

This letter has been prepared by Armor Technologies LLC and the other filing persons named in the Schedule 13D filed by such persons with the Securities and Exchange Commission (the “SEC”) on January 6, 2012, which Schedule 13D relates to the share ownership of American Defense Systems, Inc. of such persons and the intentions of such persons related thereto. The Schedule 13D outlines each filing person’s direct and indirect interests in American Defense Systems, Inc.

You are urged to read American Defense Systems, Inc.’s proxy statement related to the proposals outlined in this letter when it is available, as it will contain important information. You can get the proxy statement and any other relevant documents free of charge at the SEC’s website (www.sec.gov).